Exhibit 5.3
[Letterhead of Richards, Layton & Finger, P.A.]
April 20, 2011
To Each of the Persons Listed
 on Schedule A Attached Hereto
     Re:     Project Hornet — Exchange Offer
Ladies and Gentlemen:
     We have acted as special Delaware counsel for each of the each of the Delaware limited liability companies listed on Schedule B attached hereto (each, an “LLC” and collectively, the “LLCs”) and each of the Delaware limited partnerships listed on Schedule C attached hereto (each, a “Partnership” and jointly, the “Partnerships”) in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:
     (a) Each of the documents listed on Schedule D attached hereto (each, an “LLC Certificate” and collectively, the “LLC Certificates”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”);
     (b) Each of the documents listed on Schedule E attached hereto (each, an “LLC Agreement” and collectively, the “LLC Agreements”);
     (c) Resolutions adopted by the written consent of the sole member of each of the LLCs, each dated January 26, 2011 (collectively, the “LLC Resolutions”);
     (d) Each of the documents listed on Schedule F attached hereto (each, an “LP Certificate” and collectively, the “LP Certificates”);
     (e) Each of the documents listed on Schedule G attached hereto (each, an “LP Agreement” and collectively, the “LP Agreements”);
     (f) Resolutions adopted by the unanimous written consent of the partners of each of the Partnerships, each dated January 26, 2011 (collectively, the “LP Resolutions”);
     (g) The Indenture, dated as of January 26, 2011 (the “Indenture”), among UNCLE ACQUISITION 2010 CORP, a Delaware corporation (the “Issuer”), UCI Holdings

To Each of the Persons Listed
 on Schedule A Attached Hereto
April 20, 2011

Limited, a New Zealand limited liability company (“Holdings”), UCI Acquisition Holdings (No. 1) Corp, a Delaware corporation (“Holdings No. 1”), UCI Acquisition Holdings (No. 2) Corp, a Delaware corporation (“Holdings No. 2”), and Credit Suisse Securities (USA) LLC (“Credit Suisse”), and Wilmington Trust FSB, as trustee (the “Trustee”), paying agent, registrar and transfer agent, as supplemented by the First Supplemental Indenture, dated as of January 26, 2011 (the “Supplemental Indenture”), made by UCI International, Inc., a Delaware corporation (“UCI International”), the Companies (as defined below), the other Merger Date Guarantors (as defined therein) and the Trustee;
     (h) Certificates of an officer of each of the Companies (as defined below), each dated April 20, 2011 (collectively, the “Officer’s Certificates”), as to certain matters; and
     (i) A Certificate of Good Standing for each of the Companies (as defined below), each dated April 20, 2011, obtained from the Secretary of State.
     The LLCs and the Partnerships are hereinafter referred to collectively as the “Companies.” The LLC Certificates and the LP Certificates are hereinafter referred to collectively as the “Certificates.” Initially capitalized terms used herein and not otherwise defined are used as defined in the Indenture.
     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into any document reviewed by us. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
     With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the original copies of those documents and (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein.
     For purposes of this opinion, we have assumed (i) that each of the LLC Agreements and the LP Agreements constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members or partners to, and the creation, operation, management and termination of, the relevant LLC or Partnership, and that each of the LLC Agreements, the LP Agreements and the Certificates is in full force and effect, has not been amended, and no amendments of such documents are pending, (ii) that any amendment or restatement of any document reviewed by us has been accomplished

To Each of the Persons Listed
 on Schedule A Attached Hereto
April 20, 2011

in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (iii) that there are no proceedings pending for the merger, consolidation, conversion, dissolution, liquidation or termination of any of the Companies, (iv) that at all times since the formation of each of the LLCs, there has been at least one member of such LLC, (v) that at all times since the formation of each of the Partnerships, there has been at least one limited partner of such Partnership, (vi) that the LLC Resolutions (A) were duly adopted by the sole member of the relevant LLC and have not been modified, amended or revoked and are in full force and effect on the date hereof, (B) have been duly filed with the minute book of the relevant LLC and (C) are the only resolutions adopted by any of the members of the LLCs relating to the matters set forth therein, (vii) that the LP Resolutions (A) were duly adopted by all of the partners of the relevant Partnership and have not been modified, amended or revoked and are in full force and effect on the date hereof, (B) have been duly filed with the minute book of the relevant Partnership and (C) are the only resolutions adopted by any of the partners of Partnerships relating to the matters set forth therein, (viii) except to the extent provided in paragraphs 1 and 8 below, the due organization, formation or creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (ix) the legal capacity of natural persons who are signatories to the documents examined by us, (x) except to the extent provided in paragraphs 3 and 10 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (xi) except to the extent provided in paragraphs 4, 5, 11 and 12 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (xii) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, (xiii) that each of the Companies derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than the maintenance of a registered office and registered agent in the State of Delaware and the filing of documents with the Secretary of State) or employees in the State of Delaware, and (xiv) that Eleanor Romanelli is an “authorized person” of Airtex Industries (as defined in Schedule D attached hereto) and UCI-Wells (as defined in Schedule D attached hereto) within the meaning of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”). We have not participated in the preparation of any offering material relating to any of the Companies and assume no responsibility for the contents of any such material.
     This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.
     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to

To Each of the Persons Listed
 on Schedule A Attached Hereto
April 20, 2011

the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     1. Each of the LLCs has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.
     2. Under the LLC Act and its LLC Agreement, each of the LLCs has all necessary limited liability company power and authority to conduct its business, all as described in its LLC Agreement.
     3. Each of the LLCs has all necessary limited liability company power and authority under the LLC Act and under its LLC Agreement to execute and deliver, and to perform its obligations under, the Supplemental Indenture.
     4. The execution and delivery by each of the LLCs of the Supplemental Indenture, and the performance by each of the LLCs of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of such LLC under the LLC Act and under its LLC Agreement.
     5. Each of the LLCs has duly executed and delivered the Supplemental Indenture under the LLC Act and under its LLC Agreement.
     6. The execution, delivery and performance by each of the LLCs of the Supplemental Indenture do not violate (i) its LLC Certificate or LLC Agreement, or (ii) any applicable Delaware law, rule or regulation.
     7. No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by any of the LLCs solely as a result of the execution and delivery by such LLC of the Supplemental Indenture or the performance by such LLC of its obligations thereunder.
     8. Each of the Partnerships has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “LP Act”).
     9. Under the LP Act and its LP Agreement, each of the Partnerships has all necessary partnership power and authority to conduct its business, all as described in its LP Agreement.
     10. Each of the Partnerships has all necessary partnership power and authority under the LP Act and under its LP Agreement to execute and deliver, and to perform its obligations under, the Supplemental Indenture.

To Each of the Persons Listed
 on Schedule A Attached Hereto
April 20, 2011

     11. The execution and delivery by each of the Partnerships of the Supplemental Indenture, and the performance by each of the Partnerships of its obligations thereunder, have been duly authorized by all necessary partnership action on the part of such Partnership under the LP Act and under its LP Agreement.
     12. Each of the Partnerships has duly executed and delivered the Supplemental Indenture under the LP Act and under its LP Agreement.
     13. The execution, delivery and performance by each of the Partnerships of the Supplemental Indenture do not violate (i) its LP Certificate or LP Agreement, or (ii) any applicable Delaware law, rule or regulation.
     14. No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by any of the Partnerships solely as a result of the execution and delivery by such Partnership of the Supplemental Indenture or the performance by such Partnership of its obligations thereunder.
     15. Based solely on an inquiry on April 19, 2011, limited to and solely to the extent reflected on results of computer searches of court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, of the United States District Court for the District of Delaware and of the United States Bankruptcy Court sitting in the State of Delaware, we are not aware of any legal or governmental proceedings pending against the Companies, except for the proceeding listed on Schedule H attached hereto.
     The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:
     A. The opinions expressed in paragraphs 6 and 13 above are subject to the effect of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, (iv) the effect of applicable public policy with respect to provisions relating to indemnification, exculpation or contribution, and (v) judicial imposition of an implied covenant of good faith and fair dealing.
     B. We note that notwithstanding any covenants to the contrary contained in the Transaction Documents: (i) a member or manager of either of the LLCs has the right or power to apply to or petition a court to decree a dissolution of such LLC pursuant to Section 18-802 of the LLC Act, and (ii) a partner of either of the Partnerships has the right or power to apply to or petition a court to decree a dissolution of such Partnership pursuant to Section 17-802 of the LP Act.

To Each of the Persons Listed
 on Schedule A Attached Hereto
April 20, 2011

     C. The opinions expressed in paragraphs 5 and 12 above are based solely upon our review of the Officer’s Certificates and counterpart signature pages to the Supplemental Indenture.
     We understand that you will rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. Furthermore, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form F-4, relating to the Offer to Exchange $400,000,000 Outstanding 8.625% Senior Notes due 2019 for $400,000,000 Registered 8.625% Senior Notes due 2019, as proposed to be filed by Holdings, UCI International and the other registrants thereunder with the Securities and Exchange Commission on or about the date hereof. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,
/s/ Richards, Layton & Finger, P.A.

SXL/KAK/EL

Schedule A
UCI Holdings Limited
UCI International, Inc.
Airtex Industries, LLC
UCI-Wells Holdings, L.L.C.
Airtex Products, LP
Wells Manufacturing, L.P.

Schedule B
LLCs
Airtex Industries, LLC
UCI-Wells Holdings, L.L.C.

Schedule C
Partnerships
Airtex Products, LP
Wells Manufacturing, L.P.

Schedule D
LLC Certificates
1.	The Certificate of Formation of Airtex Industries, LLC, a Delaware limited liability company (“Airtex Industries”), dated December 1, 2004, as filed in the office of the Secretary of State on December 1, 2004.
2.	The Certificate of Formation of UCI-Wells Holdings, L.L.C., a Delaware limited liability company (“UCI-Wells”), dated December 21, 2005, as filed in the office of the Secretary of State on December 21, 2005.

Schedule E
LLC Agreements
1.	The Limited Liability Company Agreement of Airtex Industries, dated as of December 1, 2004, made by UCI-Airtex Holdings, Inc., a Delaware corporation (“UCI-Airtex”), as sole member.
2.	The Limited Liability Company Agreement of UCI-Wells, dated as of December 21, 2005, made by United Components, Inc., a Delaware corporation (“UCI”), as sole member.

Schedule F
LP Certificates
1.	The Certificate of Limited Partnership of Airtex Products, LP, a Delaware limited partnership (“Airtex Products”), dated as of December 1, 2004, as filed in the office of the Secretary of State on December 1, 2004, as corrected by the Certificate of Correction of Certificate of Limited Partnership of Airtex Products, dated as of January 26, 2011, as filed in the office of the Secretary of State on January 26, 2011.
2.	The Certificate of Limited Partnership of Wells Manufacturing, L.P., a Delaware limited partnership (“Wells LP”), dated as of December 21, 2005, as filed in the office of the Secretary of State on December 21, 2005, as corrected by the Certificate of Correction of Certificate of Limited Partnership of Wells LP, dated as of January 26, 2011, as filed in the office of the Secretary of State on January 26, 2011.

Schedule G
LP Agreements
1.	The Agreement of Limited Partnership of Airtex Products, dated as of December 1, 2004, made by Airtex Industries, as general partner, and UCI-Airtex, as limited partner.
2.	The Agreement of Limited Partnership of Wells LP, dated as of December 21, 2005, made by UCI-Wells, as general partner, and Wells Manufacturing Corp., a Wisconsin corporation (“Wells Corp”), as limited partner, as amended by the Amendment thereto, dated as of March 1, 2006, among UCI-Wells, as general partner, Wells Corp., as withdrawing limited partner, and UCI, as limited partner.

Schedule H
1.	Remy Inc., et al v. CIF Licensing, LLC et al. (1:06-cv-00785-GMS), filed December 21, 2006 in the United States District Court for the District of Delaware.